UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _______)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

¨ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PACIFIC COAST NATIONAL BANCORP
(Name of Registrant as Specified in Its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously by written preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

[PACIFIC COAST NATIONAL BANCORP LETTERHEAD]

December 30, 2008

Dear Pacific Coast National Bancorp Shareholder:

We recently mailed you proxy materials for our Special Meeting of Shareholders to be held on January 15, 2009.  At that meeting, shareholders will be asked to approve an amendment to our articles of incorporation to authorize the issuance of preferred stock.  Shareholder approval of this amendment will enable us to participate in the Troubled Asset Relief Program (TARP) Capital Purchase Program of the U.S. Department of the Treasury, for which we have been preliminarily approved by the Treasury to receive a $4.1 million investment.

According to our records, we have not yet received your proxy. It is very important that your shares be voted, regardless of the number of shares you own.

Please take a moment to VOTE your shares by signing and returning your proxy in the envelope provided.  You can also vote by telephone or the internet by following the enclosed instructions.

Our Board of Directors unanimously recommends that you vote “FOR” the amendment to our articles of incorporation.

Please disregard this letter if you have already voted your shares.  Thank you for your cooperation and support.

Sincerely,

/s/ Michael S. Hahn

Michael S. Hahn
President and Chief Executive Officer

PACIFIC COAST NATIONAL BANCORP

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a shareholder of Pacific Coast National Bancorp, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on January 14, 2009.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:
Call 1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

THIS PROXY IS SOLICITED BY PACIFIC COAST NATIONAL BANCORP'S BOARD OF DIRECTORS AND THE MATTERS SET FORTH HEREIN WERE PROPOSED BY PACIFIC COAST NATIONAL BANCORP.

	FOR	AGAINST	ABSTAIN
1. AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK	☐	☐	☐
2. ADJOURNMENT OF SPECIAL MEETING IF NECESSARY	☐	☐	☐

In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxy) are authorized to vote upon any other matter that is properly brought before the meeting and any continuation(s), postponement(s) or adjournment(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF BOTH PROPOSALS SET FORTH HEREIN, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________ **Signature** ____________ **Date** ____________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

PACIFIC COAST NATIONAL BANCORP
905 CALLE AMANECER, SUITE 100, SAN CLEMENTE, CALIFORNIA 92673

SPECIAL MEETING OF SHAREHOLDERS
January 15, 2009

This proxy is solicited on behalf of the Board of Directors of Pacific Coast National Bancorp.

The undersigned hereby appoints Terry A. Stalk and David L. Adams, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Pacific Coast National Bancorp held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on December 11, 2008, at the Special Meeting of Shareholders of Pacific Coast National Bancorp to be held on January 15, 2009, and any continuation(s), postponement(s) or adjournment(s) thereof.

By execution, this proxy confers discretionary authority to vote on matters incident to the conduct of the meeting. If any other matter should properly come before the meeting, then the persons named as proxies will also have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

THE BOARD OF DIRECTORS OF PACIFIC COAST NATIONAL BANCORP UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR BOTH PROPOSALS SET FORTH HEREIN.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR both proposals set forth herein.

(Continued and to be dated and signed on reverse side)